UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2009

Waste2Energy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State of Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chick Springs Road, Suite 218
Greenville, South Carolina 29609
(Address of principal executive offices) (zip code)

(864) 679-1625
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Financial Industry Regulatory Authority (“FINRA”) notified Waste2Energy Holdings, Inc. (the “Company”) on August 20, 2009, that it is delinquent in filing its 10-Q for the period ended June 30, 2009 and, as a result, it is not current in its reporting obligations.  The Company had until September 21, 2009 to file its 10-Q or its common stock would not be eligible for quotation on the OTC Bulletin Board (the “OTCBB”).  The Company has requested a hearing with FINRA to determine whether the Company’s common stock should be removed from the OTCBB for failure to comply with the eligibility requirements of NASD Rule 6530.  The hearing has been set for October 2, 2009.  The Company’s common stock will not be removed from the OTCBB pending the FINRA Hearing Officer’s decision.  The Company intends to file its 10-Q for the period ended June 30, 2009 before the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: September 22, 2009	By:	/s/ Craig Brown
Name: Craig Brown
Title: Chief Financial Officer